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                                  Exhibit 10.04




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                        WAREHOUSING AND SERVICE AGREEMENT

                  WAREHOUSE AND SERVICE AGREEMENT, dated as of September 1, 1996 (the "Agreement") between Achim Importing, Co., Inc. ("Achim") and Dynamic International, Ltd., ("Dynamic").

                              W I T N E S S E T H:

                  WHEREAS, Achim owns and maintains a warehouse located at 58 Second Avenue, Brooklyn, New York (the "Warehouse"); and

                  WHEREAS, Dynamic desires to retain Achim to provide warehousing and general administrative services for Dynamic's exercise equipment and sports bag and luggage importation and distribution business (the "Business"), and Achim is willing to provide such warehousing and general services on the terms and conditions set forth in this Agreement; and

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

                  17. General Services. Achim shall provide to Dynamic during the term of this Agreement the services described below (the "General Services") on a basis consistent with the type, and level of such General Services currently being provided to the Business. Without limiting the generality of the foregoing, the General Services shall include the following general and administrative functions and services:

                      (a) assisting in the maintenance of financial and accounting books and records of the Business;



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                      (b)    preparation of monthly accounts receivable aging
schedules;

                      (c) handling of all routine collection matters with respect to Dynamic's accounts;

                      (d) maintaining accounts payable and accounts receivable ledgers (including all necessary accounting and/or paperwork for sales discounts, chargeback and returns), fixed asset accounts; sales accounts and inventory accounts;

                      (e) performing credit checks on customers as requests for orders are received and informing Dynamic of known credit risks;

                      (f) providing monthly reports of selling and production levels, inventory levels, stock status, open purchase order reports, book/ship reports and sales analysis relating to the Business;

                      (g) assistance in accordance with the conduct of Dynamic's books and records;

                      (h) assistance in connection with the printing and stationery needs of the Business; and

                      (i) any other miscellaneous account reconciliations and computer generated reports reasonably requested by Dynamic.

                  18. Availability of the General Services. The General Services shall be furnished during normal business hours. Achim shall devote only so much time to the General Services as it deems necessary in its sole discretion.



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                  19. General Services Fee.  In consideration for the General
Services, Dynamic shall pay to Achim an annual fee (the "General Services Fee") equal to the sum of the following:

                  (i) the percentages of Dynamic "invoiced sales" in each year to customers and accounts located within the United States, other than with respect to which payment is to be made by letter of credit, as set forth below:

                  Percentage                    Invoiced Sales
                  ----------                    --------------
                  4.0%                          less than $30,000,000
                  3.75%                         $30,000,000 to $39,999,999
                  3.5%                          $40,000,000 to $49,999,999
                  3.25%                         $50,000,000 to $59,999,999
                  3.0%                          $60,000,000 to or more plus

                  (ii) 1.5% of Dynamic's invoiced sales in each year to customers and accounts located within the United States, with respect to which payment is to be made by letter of credit; plus

                  (iii) 1.0% of Dynamic's invoiced sales in each year to customers and accounts located outside the United States (irrespective of manner of payments).

                  The General Services Fee shall be payable monthly within fifteen (15) days following the date of Achim's invoice thereof. Within ninety
(90) days following the end of each year during the term hereof, Achim shall submit to Dynamic a statement, in reasonable detail, showing the total General Services Fee payable by Dynamic with respect to such year, less the total of all monthly installment paid on account thereof. To the extent that the


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General Services Fee shall exceed the sum of monthly installments previously paid for such year, the balance shall be payable by Dynamic to Achim within thirty (30) days thereafter. To the extent that the sum of all monthly installments previously paid for such year shall exceed the General Services Fee for such year, Achim shall apply the excess against monthly installments otherwise payable in respect of the excess to Dynamic within thirty (30) days thereafter. Upon termination of this agreement, Achim shall pay to Dynamic or Dynamic shall pay to Achim, as the case may be, within thirty (30) days, any excess amounts theretofore paid or payable in respect of the General Services Fee through the date of such termination.

                  20. Warehousing Services. Achim shall provide to Dynamic during the term of this Agreement warehousing services for the Business, including receiving, storing and shipping of all of Dynamic's merchandise from the Warehouse.

                  21. Warehouse Fee. In consideration for the Warehouse Services, Dynamic shall pay to Achim a monthly fee (the "Warehouse Services Fee") equal to three (3%) percent of Dynamic's invoiced sales.

                  22. Term. The initial term of this Agreement is for a period of two (2) years and shall commence on or about September 1, 1996. This Agreement shall automatically be renewed from year to year thereafter unless either party shall give written notice to the other at least six (6) months prior to the commencement of any renewal term of its intention not to renew.



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                  23. Confidentiality.  Achim agrees to accept and use all
books, records and other information relating to the Business furnished to it by Dynamic solely for the purpose of performing the General Service and the Warehouse Services (together the "Services") as contemplated herein. All books and records relating to the Business shall be kept confidential and Achim shall not intentionally and knowingly communicate such information to any third party (except as authorized by an appropriate officer of Dynamic or otherwise as required by law) and Achim shall use the same efforts that it uses to protect its own confidential information to prevent inadvertent disclosure of any information relating to the Business to any third party.

                  24. Illegality and Severability. If application of any one or more of the provisions of this Agreement shall be unlawful under applicable law and regulations, then the parties will attempt in good faith to make such alternative arrangements as may be legally permissible and which carry out as nearly as practicable the intent of the terms of this Agreement.

                  25. Relationship. Achim is an independent contractor and nothing contained herein or done pursuant to this Agreement shall be construed as creating a partnership, agency or joint venture. Except as may be otherwise expressly provided in this Agreement, neither party shall become bound by any representation, act or omission of the other party. Achim is solely responsible for hiring, maintaining and firing of all of the employees performing the Services and Achim expressly acknowledges that Dynamic shall have no obligation whatsoever to any of Achim's employees.

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                  26. Assignment.  This Agreement and all of the provisions
hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, legal representatives, successors and permitted assignee, but neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party, except by operation of law.

                  27. Access to Records/Termination. Dynamic and its representatives shall have full and complete access during normal business hours to any and all financial and accounting books and records in Achim's possession which relate to the Business. Upon the termination of this Agreement and for a period of one (1) year thereafter, Achim shall permit Dynamic and it's representatives reasonable access to, and use of, Achim's computerized record systems, subject however, to Achim's own needs, priorities and reasonable allocation of computer availability to Achim in order to retrieve any records relating to the Business.

                  28. Entire Agreement Amendment. This Agreement, when it becomes effective, will constitute the entire agreement of the parties hereto. No amendment or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

                  29. Notice. Any notice, approval, consent, or other communication under this Agreement shall be in writing and shall be considered given when (a) delivered personally, or (b) mailed by registered or certified mail, or by overnight mail or courier

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service, in any case, return receipt requested, or (c) received by telecopy with a confirming copy sent by overnight mail or courier, return receipt requested the parties at the addresses indicated below (or at such other address as a party may specify by notice to the other pursuant to the terms of this Section 11. Notice given by a party's counsel, if any, shall be considered notice given by that party.


                  If to Achim Importing Co., Inc.:

                                    Achim Importing Co., Inc.
                                    58 Second Avenue
                                    Brooklyn, NY 11215
                                    (718) 369-2200
                                    (718) 369-2210

                  If to Dynamic International, Ltd.:

                                    Dynamic International, Ltd.
                                    58 Second Avenue
                                    Brooklyn, NY 11215
                                    (718) 369-4160
                                    (718) 369-4167

                  30. Waiver. No course of dealing nor any delay on the part of the Corporation in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any waiver or a waiver of any other breach or default.

                  31. Binding Effect. If any clause, paragraph, section or part of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement.



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                  32. Governing Law. This Agreement and, unless otherwise
provided, all amendments hereof, shall be governed, interpreted and construed in accordance with the laws of the State of New York applicable to agreements entered into and to be performed entirely therein, without regard to conflicts of law and principles thereof.

                  33. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

                  IN WITNESS HEREOF, the parties hereto duly executed this Agreement the day and year first above written.

                                                ACHIM IMPORTING CO., INC.


                                                By:
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                                                DYNAMIC INTERNATIONAL, LTD.


                                                By:
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